
                                                            Exhibit 11.1

                                                          ATMEL CORPORATION

                                                  COMPUTATION OF EARNINGS PER SHARE
                                            For the fiscal years ended December 31, 1996,
                                                           1995, and 1994
                                                (In thousands, except per share data)





                                                                                          1996             1995               1994
                                                                                        --------          --------          --------
Actual weighted average shares outstanding for the period
   Common stock                                                                           98,005            94,549            86,284
Dilutive employee stock options                                                            2,579             3,058             3,282
                                                                                        --------          --------          --------

Total common and common
   equivalent shares                                                                     100,584            97,607            89,566
                                                                                        ========          ========          ========

Net income                                                                              $201,722          $113,693          $ 59,450
                                                                                        ========          ========          ========

Net income per share                                                                    $   2.01          $   1.16          $   0.67
                                                                                        ========          ========          ========

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Fully  diluted  earnings  per share does not differ  significantly  from primary earnings per share.


All shares and per share data reflect the 2-for-1 split of the Company's  Common
Stock effected on April 11, 1994 and August 8, 1995.